News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853

Analyst Contact: Abby Motsinger
Office: 704.382.7624

February 13, 2025

Duke Energy reports fourth-quarter and full-year 2024 financial results
▪2024 reported EPS of $5.71 and adjusted EPS of $5.90, closing the year within guidance range
▪Constructive regulatory outcomes in 2024 support execution of strategic priorities
▪Five-year capital plan increasing to $83 billion to fund new generation and serve growing energy demand
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2024 full-year reported EPS of $5.71, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.90. This is compared to reported and adjusted EPS of $3.54 and $5.56, respectively, for the full-year 2023.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. In 2024, these included amounts related to noncore asset sales and net impairments, regulatory matters, captive storm deductible and other matters as described on pages 4 and 5.
Higher full-year 2024 adjusted results were primarily driven by growth from rate increases and riders, improved weather and higher sales volumes. These items were partially offset by higher interest expense, depreciation on a growing asset base and storm costs, along with a higher effective tax rate.
The company is introducing 2025 adjusted EPS guidance of $6.17 to $6.42 and extending its long-term adjusted EPS growth rate of 5% to 7% through 2029 off the 2025 midpoint of $6.30. Management does not forecast reported GAAP EPS and related long-term growth rates.
“Today we announced strong fourth-quarter results, closing out a year of great accomplishment,” said Lynn Good, Duke Energy chair and chief executive officer. “Duke Energy enters 2025 in a position of strength, and I’m excited about the future with Harry Sideris as its next CEO. Under his leadership, Duke Energy is well positioned to execute the next phase of our business strategy.”
“I assume this new position at a pivotal point for our company and industry,” said Duke Energy President and incoming CEO Harry Sideris. “At Duke Energy, we are committed to investing in the critical infrastructure needed to support our country’s aspirations for technology leadership and economic growth. We will deliver on these goals while maintaining energy reliability, affordability and security for our customers and growing EPS 5% to 7% through 2029.”

Duke Energy News Release     2

Quarterly results
Duke Energy's fourth-quarter 2024 reported EPS was $1.54, compared to $1.27 for the fourth quarter of 2023. Duke Energy's fourth-quarter 2024 adjusted EPS was $1.66, compared to $1.51 for the fourth quarter of 2023. Higher adjusted results for the quarter compared to last year were primarily driven by growth from rate increases and riders. These items were partially offset by higher interest expense and depreciation on a growing asset base.
In addition to the following summary of fourth-quarter 2024 business segment performance, comprehensive tables with detailed EPS drivers for the fourth-quarter and full-year 2024 compared to prior year are provided at the end of this news release.
The discussion below of fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth-quarter 2024 segment income of $1,208 million, compared to segment income of $1,135 million in the fourth quarter of 2023. In addition to the drivers outlined below, fourth-quarter 2024 results include charges related to regulatory matters, noncore asset sales and net impairments to certain joint venture electric transmission projects, which were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth-quarter 2024 segment income of $1,238 million, compared to segment income of $1,115 million, in the fourth quarter of 2023. This represents an increase of $0.16 per share. Higher quarterly results were primarily driven by growth from rate increases and riders, partially offset by higher depreciation on a growing asset base.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth-quarter 2024 segment income of $189 million, compared to segment income of $192 million in the fourth quarter of 2023. In addition to the drivers outlined below, fourth-quarter 2024 results include charges related to impairments for certain renewable natural gas investments, which were treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized fourth-quarter 2024 segment income of $231 million, compared to segment income of $192 million, in the fourth quarter of 2023. This represents an increase of $0.05 per share. Higher quarterly results were primarily driven by growth from rate increases and riders, partially offset by higher interest expense and depreciation on a growing asset base.

Duke Energy News Release     3

Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a fourth-quarter 2024 segment loss of $204 million, compared to a segment loss of $228 million in the fourth quarter of 2023. In addition to the drivers outlined below, fourth-quarter 2024 results include charges related to an insurance deductible for Hurricane Helene property losses, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Other recognized a fourth-quarter 2024 segment loss of $186 million, compared to a segment loss of $133 million in the fourth quarter of 2023. This represents a decrease of $0.06 per share. Lower quarterly results were primarily driven by higher interest expense.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2024 was 8.1% compared to 9.7% in the fourth quarter of 2023. The decrease was primarily due to an increase in the amortization of excess deferred taxes and PTCs.
Duke Energy's consolidated adjusted effective tax rate for the fourth quarter of 2024 was 9.3% compared to 10.5% in the fourth quarter of 2023. The decrease was primarily due to an increase in the amortization of excess deferred taxes and PTCs.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth-quarter and year-end 2024 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair and chief executive officer, Harry Sideris, president, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the United States or 929.526.1599 outside the United States. The confirmation code is 089851. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available on the investors' section of the company's website on February 14.

Duke Energy News Release     4

Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted earnings per share for fourth-quarter and full-year 2024 and 2023 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2024 EPS	4Q 2023 EPS
EPS, as reported		$1.54	$1.27
Adjustments to reported EPS:
Fourth Quarter 2024
Regulatory matters	$18	$0.02
Noncore asset sales and net impairments	54	0.07
Captive storm deductible	18	0.02
Discontinued operations(a)	2	—
Fourth Quarter 2023
Regulatory matters	$(20)		$(0.03)
Organizational optimization	95		0.13
Discontinued operations(a)	108		0.14
Total adjustments(b)		$0.12	$0.24
EPS, adjusted		$1.66	$1.51
(a)    Represents the operating results and impairments recognized related to the sale of the Commercial Renewables business disposal group.
(b)    Total EPS adjustments may not foot due to rounding.

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2024 EPS	Full-Year 2023 EPS
EPS, as reported		$5.71	$3.54
Adjustments to reported EPS:
Full-Year 2024
Regulatory matters	$43	$0.06
System post-implementation costs	16	0.02
Preferred Redemption Costs	16	0.02
Noncore asset sales and net impairments	54	0.07
Captive storm deductible	18	0.02
Discontinued operations(a)	(7)	(0.01)
Full-Year 2023
Regulatory matters	$64		$0.08
Organizational optimization	95		0.13
Discontinued operations(a)	1,391		1.81
Total adjustments(b)		$0.19	$2.02
EPS, adjusted		$5.90	$5.56
(a)    Represents the operating results and net impairment reversal recognized related to the sale of the Commercial Renewables business disposal group.
(b)    Total EPS adjustments may not foot due to rounding.

Duke Energy News Release     5

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests, preferred dividends and to exclude the impact of special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Regulatory matters primarily represents net impairment charges related to Duke Energy Carolinas' and Duke Energy Progress' North Carolina and South Carolina rate case orders, Duke Energy Carolinas' North Carolina rate case settlement and charges related to Duke Energy Indiana post-retirement benefits.
•System post-implementation costs represents the net impact of charges related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
•Preferred redemption costs represents charges related to the redemption of Series B Preferred Stock.
•Noncore asset sales and net impairments primarily represents charges related to certain joint venture electric transmission projects and certain renewable natural gas investments.
•Captive Storm Deductible represents charges related to an insurance deductible for Hurricane Helene property losses.
•Organizational optimization represents costs associated with strategic repositioning to a fully regulated utility.

Duke Energy News Release     6

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income (loss) or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.4 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 54,800 megawatts of energy capacity. Its natural gas utilities serve 1.7 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky.
Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.
More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.

Duke Energy News Release     7

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and our carbon emission reduction goals, while balancing customer reliability and affordability;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as a global pandemic or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;

Duke Energy News Release     8

◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices, including any impact from increased tariffs and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Noncore Asset Sales and Net Impairments		Captive Storm Deductible		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,208	$18	A	$12	B	$—		$—		$30	$1,238
Gas Utilities and Infrastructure	189	—		42	C	—		—		42	231
Total Reportable Segment Income	1,397	18		54		—		—		72	1,469
Other	(204)	—		—		18	D	—		18	(186)
Discontinued Operations	$(2)	—		—		—		2	E	2	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,191	$18		$54		$18		$2		$92	$1,283
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.54	$0.02		$0.07		$0.02		$—		$0.12	$1.66
Note: Total EPS adjustments do not cross-foot due to rounding.
A – Net of $7 million tax benefit. $29 million recorded as a reduction of Operating revenues and $4 million reduction within Noncontrolling Interests on the Consolidated Statements of Operations related to a Duke Energy Indiana regulatory liability associated with certain employee post-retirement benefits.
B – Net of $1 million tax expense. $15 million recorded within Equity in (losses) earnings of unconsolidated affiliates and $4 million recorded within Gains on sales of other assets and other, net, on the Consolidated Statements of Operations primarily related to impairments in certain joint venture electric transmission projects.
C – Net of $12 million tax benefit. $54 million recorded within Equity in (losses) earnings of unconsolidated affiliates on the Consolidated Statements of Operations related to impairments for certain renewable natural gas investments.

D – Net of $5 million tax benefit. $23 million recorded within Operations, maintenance and other on the Consolidated Statements of Operations related to an insurance deductible for Hurricane Helene property losses.

E – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income (Loss) Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 773 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		System Post-Implementation Costs		Preferred Redemption Costs		Noncore Asset Sales and Net Impairments		Captive Storm Deductible		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,770	$43	A	$13	B	$—		$12	E	$—		$—		$68	$4,838
Gas Utilities and Infrastructure	454	—		3	C	—		42	F	—		—		45	499
Total Reportable Segment Income	5,224	43		16		—		54		—		—		113	5,337
Other	(829)	—		—		16	D	—		18	G	—		34	(795)
Discontinued Operations	7	—		—		—		—		—		(7)	H	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,402	$43		$16		$16		$54		$18		$(7)		$140	$4,542
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$5.71	$0.06		$0.02		$0.02		$0.07		$0.02		$(0.01)		$0.19	$5.90
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02. Total EPS adjustments do not cross-foot due to rounding.
A – Net of $15 million tax benefits.
•$33 million recorded within Impairment of assets and other charges, $2 million recorded within Operations, maintenance and other, and an $11 million reduction recorded within Interest Expense on the Consolidated Statements of Operations primarily related to a South Carolina rate case order for Duke Energy Carolinas.
•$9 million recorded within Impairment of assets and other charges on the Consolidated Statements of Operations primarily related to a South Carolina rate case order for Duke Energy Progress.
•$29 million recorded as a reduction of Operating revenues and $4 million reduction within Noncontrolling Interests on the Consolidated Statements of Operations related to a Duke Energy Indiana regulatory liability associated with certain employee post-retirement benefits.
B – Net of $4 million tax benefit. $17 million recorded as a reduction of Operating Revenues on the Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
C – Net of $1 million tax benefit. $1 million recorded within Operations, maintenance and other and $3 million as a charge within Other Income and expenses on the Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
D – $16 million recorded within Preferred Redemption Costs on the Consolidated Statements of Operations related to the redemption of Series B Preferred Stock.
E – Net of $1 million tax expense. $15 million recorded within Equity in (losses) earnings of unconsolidated affiliates and $4 million recorded within Gains on sales of other assets and other, net, on the Consolidated Statements of Operations primarily related to impairments in certain joint venture electric transmission projects.
F – Net of $12 million tax benefit. $54 million recorded within Equity in (losses) earnings of unconsolidated affiliates on the Consolidated Statements of Operations related to impairments for certain renewable natural gas investments.
G – Net of $5 million tax benefit. $23 million recorded within Operations, maintenance and other on the Consolidated Statements of Operations related to an insurance deductible for Hurricane Helene property losses.
H – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income (Loss) Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 772 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2023
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Organizational Optimization		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,135	$(20)	A	$—		$—		$(20)	$1,115
Gas Utilities and Infrastructure	192	—		—		—		—	192
Total Reportable Segment Income	1,327	(20)		—		—		(20)	1,307
Other	(228)	—		95	B	—		95	(133)
Discontinued Operations	(108)	—		—		108	C	108	—
Net Income Available to Duke Energy Corporation Common Stockholders	$991	$(20)		$95		$108		$183	$1,174
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.27	$(0.03)		$0.13		$0.14		$0.24	$1.51
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $7 million tax expense.
•$27 million reversal recorded within Impairment of assets and other charges on the Duke Energy Carolinas' Consolidated Statements of Operations primarily related to the North Carolina rate case order.
B – Net of $29 million tax benefit. $110 million recorded within Operations, maintenance and other and $14 million within Impairment of assets and other charges on the Consolidated Statements of Operations primarily related to strategic repositioning to a fully regulated utility.
C – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income (Loss) Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2023
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Organizational Optimization		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,223	$64	A	$—		$—		$64	$4,287
Gas Utilities and Infrastructure	519	—		—		—		—	519
Total Reportable Segment Income	4,742	64		—		—		64	4,806
Other	(616)	—		95	B	—		95	(521)
Discontinued Operations	(1,391)	—		—		1,391	C	1,391	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,735	$64		$95		$1,391		$1,550	$4,285
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.54	$0.08		$0.13		$1.81		$2.02	$5.56

A – Net of $10 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$35 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Consolidated Statements of Operations primarily related to the North Carolina rate case order.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Consolidated Statements of Operations primarily related to the North Carolina rate case order.

B – Net of $29 million tax benefit. $110 million recorded within Operations, maintenance and other and $14 million within Impairment of assets and other charges on the Consolidated Statements of Operations primarily related to strategic repositioning to a fully regulated utility.

C – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income (Loss) Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.

Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2024
(Dollars in millions)

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,338		$5,194
Regulatory Matters	29		62
System Post-Implementation Costs	—		21
Preferred Redemption Costs	—		16
Noncore Asset Sales and Net Impairments	65		65
Captive Storm Deductible	23		23
Noncontrolling Interests	(27)		(106)
Preferred Dividends and Redemption Premium	(14)		(122)
Adjusted Pretax Income	$1,414		$5,153

Reported Income Tax Expense From Continuing Operations	$109	8.1%	$590	11.4%
Regulatory Matters	7		15
System Post-Implementation Costs	—		5
Noncore Asset Sales and Net Impairments	11		11
Captive Storm Deductible	5		5
Noncontrolling interest portion of income taxes(a)	(1)		(15)
Adjusted Tax Expense	$131	9.3%	$611	11.9%

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,257		$4,767
Regulatory Matters	(27)		84
Organizational Optimization	124		124
Noncontrolling Interests	(29)		(121)
Preferred Dividends	(14)		(106)
Adjusted Pretax Income	$1,311		$4,748

Reported Income Tax Expense From Continuing Operations	$122	9.7%	$438	9.2%
Regulatory Matters	(7)		20
Organizational Optimization	29		29
Noncontrolling interest portion of income taxes(a)	(7)		(24)
Adjusted Tax Expense	$137	10.5%	$463	9.8%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2024 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2023 QTD Reported Earnings Per Share	$1.48	$0.25	$(0.32)	$(0.14)	$1.27
Organizational Optimization	—	—	0.13	—	0.13
Regulatory Matters	(0.03)	—	—	—	(0.03)
Discontinued Operations	—	—	—	0.14	0.14
2023 QTD Adjusted Earnings Per Share	$1.45	$0.25	$(0.19)	$—	$1.51
Weather	0.03	—	—	—	0.03
Volume	—	—	—	—	—
Riders and Other Retail Margin(a)	0.10	0.02	—	—	0.12
Rate case impacts, net(b)	0.09	0.04	—	—	0.13
Wholesale	(0.02)	—	—	—	(0.02)
Operations and maintenance, net of recoverables	0.02	0.01	—	—	0.03
Interest Expense(c)	(0.01)	(0.01)	(0.04)	—	(0.06)
AFUDC Equity	0.02	—	—	—	0.02
Depreciation and amortization(c)	(0.04)	(0.01)	—	—	(0.05)
Other	(0.03)	—	(0.02)	—	(0.05)
Total variance	$0.16	$0.05	$(0.06)	$—	$0.15
2024 QTD Adjusted Earnings Per Share	$1.61	$0.30	$(0.25)	$—	$1.66
Noncore Asset Sales and Net Impairments	(0.02)	(0.05)	—	—	(0.07)
Captive Insurance Deductible	—	—	(0.02)	—	(0.02)
Regulatory Matters	(0.02)	—	—	—	(0.02)
2024 QTD Reported Earnings Per Share	$1.57	$0.25	$(0.27)	$—	$1.54

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 771 million shares to 773 million. Totals may not foot or cross-foot due to rounding.

(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.05).
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina rates, effective January 2024, and DEC South Carolina rates, effective August 2024, (+$0.09), DEP North Carolina Year 2 rates, effective October 2024, (+$0.02), partially offset by the impact of lower DOE nuclear fuel storage funding, net of DEF multiyear rate plan revenue increases (-$0.02). Gas Utilities and Infrastructure includes impacts from the Piedmont North Carolina rate case, effective November 2024.
(c)    Electric Utilities and Infrastructure excludes rate case impacts.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2024 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2023 YTD Reported Earnings Per Share	$5.48	$0.68	$(0.81)	$(1.81)	$3.54
Regulatory Matters	0.08	—	—	—	0.08
Workplace and Workforce Realignment	—	—	0.13	—	0.13
Discontinued Operations	—	—	—	1.81	1.81
2023 YTD Adjusted Earnings Per Share	$5.56	$0.68	$(0.68)	$—	$5.56
Weather	0.29	—	—	—	0.29
Volume	0.20	—	—	—	0.20
Riders and Other Retail Margin(a)	0.24	0.06	—	—	0.30
Rate case impacts, net(b)	0.34	0.06	—	—	0.40
Operations and maintenance, net of recoverables(c)	(0.05)	(0.02)	—	—	(0.07)
Interest Expense(d)	(0.13)	(0.04)	(0.15)	—	(0.32)
AFUDC Equity	0.05	—	—	—	0.05
Depreciation and amortization(d)	(0.21)	(0.04)	—	—	(0.25)
Other(e)	(0.02)	(0.05)	(0.19)	—	(0.26)
Total variance	$0.71	$(0.03)	$(0.34)	$—	$0.34
2024 YTD Adjusted Earnings Per Share	$6.27	$0.65	$(1.02)	$—	$5.90
Regulatory Matters	(0.06)	—	—	—	(0.06)
System Post-Implementation Costs	(0.02)	—		—	(0.02)
Preferred Redemption Costs	—	—	(0.02)	—	(0.02)
Noncore Asset Sales and Net Impairments	(0.02)	(0.05)	—	—	(0.07)
Captive Storm Deductible	—	—	(0.02)	—	(0.02)
Discontinued Operations	—	—	—	(0.01)	(0.01)
2024 YTD Reported Earnings Per Share	$6.17	$0.60	$(1.06)	$(0.01)	$5.71

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 771 million shares to 772 million. Totals may not foot or cross-foot due to rounding.

(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.17). Gas Utilities and Infrastructure includes higher revenues from the Tennessee Annual Revenue Mechanism and the rate stabilization adjustment in South Carolina (+$0.04), riders and customer growth.
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina rates, effective January 2024, and DEC South Carolina rates, effective August 2024 (+$0.28), DEP South
Carolina rates, effective April 2023, and DEP North Carolina Year 1 rates, effective October 2023 and Year 2 rates, effective October 2024, (+$0.07) and DEK rates, effective October 2023 (+$0.02), partially offset by the impact of lower DOE nuclear fuel storage funding, net of DEF multiyear rate plan revenue increases (-$0.03). Gas Utilities and Infrastructure includes impacts from the Piedmont North Carolina rate case, effective November 2024 (+$0.04) and DEO rates, effective November 2023 (+$0.02).
(c)    Electric Utilities and Infrastructure includes $0.12 of storm costs in the current year.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Other includes a favorable adjustment related to certain allowable tax deductions in the prior year (-$0.16).

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2024	2023	2022
Operating Revenues
Regulated electric	$27,787	$26,617	$25,759
Regulated natural gas	2,252	2,152	2,724
Nonregulated electric and other	318	291	285
Total operating revenues	30,357	29,060	28,768
Operating Expenses
Fuel used in electric generation and purchased power	9,206	9,086	8,782
Cost of natural gas	565	593	1,276
Operation, maintenance and other	5,389	5,625	5,734
Depreciation and amortization	5,793	5,253	5,086
Property and other taxes	1,466	1,400	1,466
Impairment of assets and other charges	38	85	434
Total operating expenses	22,457	22,042	22,778
Gains on Sales of Other Assets and Other, net	26	52	22
Operating Income	7,926	7,070	6,012
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(9)	113	113
Other income and expenses, net	661	598	392
Total other income and expenses	652	711	505
Interest Expense	3,384	3,014	2,439
Income From Continuing Operations Before Income Taxes	5,194	4,767	4,078
Income Tax Expense From Continuing Operations	590	438	300
Income From Continuing Operations	4,604	4,329	3,778
Income (Loss) From Discontinued Operations, net of tax	10	(1,455)	(1,323)
Net Income	4,614	2,874	2,455
Less: Net Income (Loss) Attributable to Noncontrolling Interests	90	33	(95)
Net Income Attributable to Duke Energy Corporation	4,524	2,841	$2,550
Less: Preferred Dividends	106	106	106
Less: Preferred Redemption Costs	16	—	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,402	$2,735	$2,444

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$5.70	$5.35	$4.74
Income (loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$0.01	$(1.81)	$(1.57)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$5.71	$3.54	$3.17
Weighted average shares outstanding
Basic and Diluted	772	771	770

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$314	$253
Receivables (net of allowance for doubtful accounts of $124 at 2024 and $55 at 2023)	2,232	1,112
Receivables of VIEs (net of allowance for doubtful accounts of $85 at 2024 and $150 at 2023)	1,889	3,019
Receivable from sales of Commercial Renewables Disposal Groups	551	—
Inventory (includes $494 at 2024 and $462 at 2023 related to VIEs)	4,509	4,292
Regulatory assets (includes $120 at 2024 and $110 at 2023 related to VIEs)	2,756	3,648
Assets held for sale	4	14
Other (includes $90 at 2024 and 2023 related to VIEs)	695	431
Total current assets	12,950	12,769
Property, Plant and Equipment
Cost	180,806	171,353
Accumulated depreciation and amortization	(57,503)	(56,038)
Net property, plant and equipment	123,303	115,315
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,705 at 2024 and $1,642 at 2023 related to VIEs)	14,254	13,618
Nuclear decommissioning trust funds	11,434	10,143
Operating lease right-of-use assets, net	1,148	1,092
Investments in equity method unconsolidated affiliates	353	492
Assets held for sale	89	197
Other	3,509	3,964
Total other noncurrent assets	50,090	48,809
Total Assets	$186,343	$176,893
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $214 at 2024 and $188 at 2023 related to VIEs)	$5,479	$4,228
Notes payable and commercial paper	3,584	4,288
Taxes accrued	851	816
Interest accrued	855	745
Current maturities of long-term debt (includes $1,012 at 2024 and $428 at 2023 related to VIEs)	4,349	2,800
Asset retirement obligations	650	596
Regulatory liabilities	1,425	1,369
Liabilities associated with assets held for sale	80	122
Other	2,084	2,319
Total current liabilities	19,357	17,283
Long-Term Debt (includes $1,842 at 2024 and $3,000 at 2023 related to VIEs)	76,340	72,452
Other Noncurrent Liabilities
Deferred income taxes	11,424	10,556
Asset retirement obligations	9,342	8,560
Regulatory liabilities	14,694	14,039
Operating lease liabilities	957	917
Accrued pension and other post-retirement benefit costs	434	485
Investment tax credits	894	864
Liabilities associated with assets held for sale	89	157
Other (includes $27 at 2024 and $35 at 2023 related to VIEs)	1,556	1,393
Total other noncurrent liabilities	39,390	36,971
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2024 and 2023	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized; 0 and 1 million shares outstanding at 2024 and 2023	—	989
Common Stock, $0.001 par value, 2 billion shares authorized; 776 million and 771 million shares outstanding at 2024 and 2023	1	1
Additional paid-in capital	45,494	44,920
Retained earnings	3,431	2,235
Accumulated other comprehensive income (loss)	228	(6)
Total Duke Energy Corporation stockholders' equity	50,127	49,112
Noncontrolling interests	1,129	1,075
Total equity	51,256	50,187
Total Liabilities and Equity	$186,343	$176,893

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,614	$2,874	$2,455
Adjustments to reconcile net income to net cash provided by operating activities	7,670	7,004	3,472
Net cash provided by operating activities	12,284	9,878	5,927

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(13,079)	(12,475)	(11,973)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	859	2,351	6,129

Net increase (decrease) in cash, cash equivalents and restricted cash	64	(246)	83
Cash, cash equivalents and restricted cash at beginning of period	357	603	520
Cash, cash equivalents and restricted cash at end of period	$421	$357	$603

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,551	$—	$—	$(17)	$6,534
Regulated natural gas	—	763	—	(22)	741
Nonregulated electric and other	67	12	37	(31)	85
Total operating revenues	6,618	775	37	(70)	7,360
Operating Expenses
Fuel used in electric generation and purchased power	2,019	—	—	(20)	1,999
Cost of natural gas	—	185	—	—	185
Operation, maintenance and other	1,220	119	(9)	(49)	1,281
Depreciation and amortization	1,305	106	77	(7)	1,481
Property and other taxes	272	29	2	1	304
Impairment of assets and other charges	(1)	—	—	—	(1)
Total operating expenses	4,815	439	70	(75)	5,249
(Losses) Gains on Sales of Other Assets and Other, net	(6)	—	6	1	1
Operating Income (Loss)	1,797	336	(27)	6	2,112
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(15)	(51)	4	—	(62)
Other income and expenses, net	142	12	35	(30)	159
Total Other Income and Expenses	127	(39)	39	(30)	97
Interest Expense	505	67	324	(25)	871
Income (Loss) from Continuing Operations Before Income Taxes	1,419	230	(312)	1	1,338
Income Tax Expense (Benefit) from Continuing Operations	189	42	(122)	—	109
Income (Loss) from Continuing Operations	1,230	188	(190)	1	1,229
Less: Net Income (Loss) Attributable to Noncontrolling Interest	22	(1)	—	1	22
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	1,208	189	(190)	—	1,207
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,208	$189	$(204)	$—	$1,193
Discontinued Operations					(2)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,191

Segment Income/Other Net Loss	$1,208	$189	$(204)	$—	$1,193
Special Items	30	42	18	—	90
Adjusted Earnings(a)	$1,238	$231	$(186)	$—	$1,283

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$27,856	$—	$—	$(69)	$27,787
Regulated natural gas	—	2,342	—	(90)	2,252
Nonregulated electric and other	237	48	157	(124)	318
Total operating revenues	28,093	2,390	157	(283)	30,357
Operating Expenses
Fuel used in electric generation and purchased power	9,285	—	—	(79)	9,206
Cost of natural gas	—	565	—	—	565
Operation, maintenance and other	5,185	478	(79)	(195)	5,389
Depreciation and amortization	5,128	400	293	(28)	5,793
Property and other taxes	1,305	149	12	—	1,466
Impairment of assets and other charges	37	—	1	—	38
Total operating expenses	20,940	1,592	227	(302)	22,457
Gains on Sales of Other Assets and Other, net	3	—	22	1	26
Operating Income (Loss)	7,156	798	(48)	20	7,926
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(11)	(48)	50	—	(9)
Other income and expenses, net	539	58	207	(143)	661
Total Other Income and Expenses	528	10	257	(143)	652
Interest Expense	2,006	256	1,245	(123)	3,384
Income (Loss) from Continuing Operations Before Income Taxes	5,678	552	(1,036)	—	5,194
Income Tax Expense (Benefit) from Continuing Operations	820	99	(329)	—	590
Income (Loss) from Continuing Operations	4,858	453	(707)	—	4,604
Less: Net Income (Loss) Attributable to Noncontrolling Interest	88	(1)	—	—	87
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	4,770	454	(707)	—	4,517
Less: Preferred Dividends	—	—	106	—	106
Less: Preferred Redemption Costs	—	—	16	—	16
Segment Income/Other Net Loss	$4,770	$454	$(829)	$—	$4,395
Discontinued Operations					7
Net Income Available to Duke Energy Corporation Common Stockholders					$4,402

Segment Income/Other Net Loss	$4,770	$454	$(829)	$—	$4,395
Special Items	68	45	34	—	147
Adjusted Earnings(a)	$4,838	$499	$(795)	$—	$4,542

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,495	$—	$—	$(18)	$6,477
Regulated natural gas	—	677	—	(22)	655
Nonregulated electric and other	63	6	36	(25)	80
Total operating revenues	6,558	683	36	(65)	7,212
Operating Expenses
Fuel used in electric generation and purchased power	2,119	—	—	(20)	2,099
Cost of natural gas	—	159	—	—	159
Operation, maintenance and other	1,301	123	133	(45)	1,512
Depreciation and amortization	1,191	92	64	(7)	1,340
Property and other taxes	243	36	(15)	—	264
Impairment of assets and other charges	(25)	—	14	—	(11)
Total operating expenses	4,829	410	196	(72)	5,363
(Losses) Gains on Sales of Other Assets and Other, net	(2)	1	8	(1)	6
Operating Income (Loss)	1,727	274	(152)	6	1,855
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	7	19	—	28
Other income and expenses, net	127	13	71	(44)	167
Total Other Income and Expenses	129	20	90	(44)	195
Interest Expense	486	59	287	(39)	793
Income (Loss) from Continuing Operations Before Income Taxes	1,370	235	(349)	1	1,257
Income Tax Expense (Benefit) from Continuing Operations	211	45	(135)	1	122
Income (Loss) from Continuing Operations	1,159	190	(214)	—	1,135
Less: Net Income (Loss) Attributable to Noncontrolling Interest	24	(2)	—	—	22
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	1,135	192	(214)	—	1,113
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,135	$192	$(228)	$—	$1,099
Discontinued Operations					(108)
Net Income Available to Duke Energy Corporation Common Stockholders					$991

Segment Income/Other Net Loss	$1,135	$192	$(228)	$—	$1,099
Special Items	(20)	—	95	—	75
Adjusted Earnings(a)	$1,115	$192	$(133)	$—	$1,174
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$26,685	$—	$—	$(68)	$26,617
Regulated natural gas	—	2,242	—	(90)	2,152
Nonregulated electric and other	236	24	134	(103)	291
Total operating revenues	26,921	2,266	134	(261)	29,060
Operating Expenses
Fuel used in electric generation and purchased power	9,164	—	—	(78)	9,086
Cost of natural gas	—	593	—	—	593
Operation, maintenance and other	5,309	455	36	(175)	5,625
Depreciation and amortization	4,684	349	248	(28)	5,253
Property and other taxes	1,320	129	(49)	—	1,400
Impairment of assets and other charges	75	(4)	14	—	85
Total operating expenses	20,552	1,522	249	(281)	22,042
Gains on Sales of Other Assets and Other, net	28	—	24	—	52
Operating Income (Loss)	6,397	744	(91)	20	7,070
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	7	40	66	—	113
Other income and expenses, net	510	66	192	(170)	598
Total Other Income and Expenses	517	106	258	(170)	711
Interest Expense	1,850	217	1,097	(150)	3,014
Income (Loss) from Continuing Operations Before Income Taxes	5,064	633	(930)	—	4,767
Income Tax Expense (Benefit) from Continuing Operations	742	116	(420)	—	438
Income (Loss) from Continuing Operations	4,322	517	(510)	—	4,329
Less: Net Income (Loss) Attributable to Noncontrolling Interest	99	(2)	—	—	97
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	4,223	519	(510)	—	4,232
Less: Preferred Dividends	—	—	106	—	106
Segment Income/Other Net Loss	$4,223	$519	$(616)	$—	$4,126
Discontinued Operations					(1,391)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,735

Segment Income/Other Net Loss	$4,223	$519	$(616)	$—	$4,126
Special Items	64	—	95	—	159
Adjusted Earnings(a)	$4,287	$519	$(521)	$—	$4,285
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$92	$34	$188	$—	$314
Receivables, net	1,759	457	16	—	2,232
Receivables of variable interest entities, net	1,889	—	—	—	1,889
Receivables from affiliated companies	83	143	675	(901)	—
Receivable from sales of Commercial Renewables Disposal Groups	—	—	551	—	551
Notes receivable from affiliated companies	41	7	1,910	(1,958)	—
Inventory	4,375	95	39	—	4,509
Regulatory assets	2,497	171	88	—	2,756
Assets held for sale	—	—	4	—	4
Other	462	35	197	1	695
Total current assets	11,198	942	3,668	(2,858)	12,950
Property, Plant and Equipment
Cost	159,990	17,730	3,165	(79)	180,806
Accumulated depreciation and amortization	(51,977)	(3,626)	(1,898)	(2)	(57,503)
Facilities to be retired, net	—	—	—	—	—
Net property, plant and equipment	108,013	14,104	1,267	(81)	123,303
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,923	812	519	—	14,254
Nuclear decommissioning trust funds	11,434	—	—	—	11,434
Operating lease right-of-use assets, net	766	4	377	1	1,148
Investments in equity method unconsolidated affiliates	28	186	139	—	353
Investment in consolidated subsidiaries	471	6	74,117	(74,594)	—
Assets held for sale	—	—	89	—	89
Other	2,473	308	1,354	(626)	3,509
Total other noncurrent assets	45,474	3,240	76,595	(75,219)	50,090
Total Assets	164,685	18,286	81,530	(78,158)	186,343
Segment reclassifications, intercompany balances and other	(675)	(155)	(77,328)	78,158	—
Segment Assets	$164,010	$18,131	$4,202	$—	$186,343

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$4,465	$323	$691	$—	$5,479
Accounts payable to affiliated companies	528	25	310	(863)	—
Notes payable to affiliated companies	1,149	795	14	(1,958)	—
Notes payable and commercial paper	—	—	3,584	—	3,584
Taxes accrued	1,574	148	(870)	(1)	851
Interest accrued	509	53	293	—	855
Current maturities of long-term debt	2,189	298	1,869	(7)	4,349
Asset retirement obligations	650	—	—	—	650
Regulatory liabilities	1,351	74	—	—	1,425
Liabilities associated with assets held for sale	—	—	80	—	80
Other	1,585	81	454	(36)	2,084
Total current liabilities	14,000	1,797	6,425	(2,865)	19,357
Long-Term Debt	46,077	4,670	25,667	(74)	76,340
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,889	1,513	(1,978)	—	11,424
Asset retirement obligations	9,251	91	—	—	9,342
Regulatory liabilities	13,460	1,202	31	1	14,694
Operating lease liabilities	683	7	267	—	957
Accrued pension and other post-retirement benefit costs	198	30	206	—	434
Investment tax credits	893	1	—	—	894
Liabilities associated with assets held for sale	—	—	89	—	89
Other	982	179	583	(188)	1,556
Total other noncurrent liabilities	37,356	3,023	(802)	(187)	39,390
Equity
Total Duke Energy Corporation stockholders' equity	65,532	8,781	50,221	(74,407)	50,127
Noncontrolling interests	1,102	8	19	—	1,129
Total equity	66,634	8,789	50,240	(74,407)	51,256
Total Liabilities and Equity	164,685	18,286	81,530	(78,158)	186,343
Segment reclassifications, intercompany balances and other	(675)	(155)	(77,328)	78,158	—
Segment Liabilities and Equity	$164,010	$18,131	$4,202	$—	$186,343

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,307	$1,679	$1,503	$474	$698	$(43)	$6,618
Operating Expenses
Fuel used in electric generation and purchased power	720	513	513	122	203	(52)	2,019
Operation, maintenance and other	375	307	273	79	158	28	1,220
Depreciation and amortization	462	337	261	72	169	4	1,305
Property and other taxes	75	33	90	76	13	(15)	272
Impairment of assets and other charges	(1)	—	—	—	—	—	(1)
Total operating expenses	1,631	1,190	1,137	349	543	(35)	4,815
Gains (Losses) on Sales of Other Assets and Other, net	1	—	1	—	—	(8)	(6)
Operating Income	677	489	367	125	155	(16)	1,797
Other Income and Expenses, net(b)	67	34	19	5	18	(16)	127
Interest Expense	185	122	118	33	55	(8)	505
Income Before Income Taxes	559	401	268	97	118	(24)	1,419
Income Tax Expense	74	57	57	14	7	(20)	189
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	22	22
Segment Income	$485	$344	$211	$83	$111	$(26)	$1,208
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $28 million for Duke Energy Carolinas, $17 million for Duke Energy Progress, $3 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $6 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$9,718	$7,017	$6,595	$1,905	$3,040	$(182)	$28,093
Operating Expenses
Fuel used in electric generation and purchased power	3,251	2,409	2,346	538	964	(223)	9,285
Operation, maintenance and other	1,710	1,370	1,043	366	666	30	5,185
Depreciation and amortization	1,768	1,336	1,057	273	676	18	5,128
Property and other taxes	346	177	440	306	50	(14)	1,305
Impairment of assets and other charges	31	6	—	—	—	—	37
Total operating expenses	7,106	5,298	4,886	1,483	2,356	(189)	20,940
Gains on Sales of Other Assets and Other, net	2	2	3	—	—	(4)	3
Operating Income	2,614	1,721	1,712	422	684	3	7,156
Other Income and Expenses, net(b)	250	136	83	15	62	(18)	528
Interest Expense	722	492	457	126	228	(19)	2,006
Income Before Income Taxes	2,142	1,365	1,338	311	518	4	5,678
Income Tax Expense	233	194	271	47	72	3	820
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	88	$88
Segment Income	$1,909	$1,171	$1,067	$264	$446	$(87)	$4,770
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $113 million for Duke Energy Carolinas, $61 million for Duke Energy Progress, $13 million for Duke Energy Florida, $5 million for Duke Energy Ohio and $19 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$6	$24	$33	$16	$13	$—	$92
Receivables, net	266	160	544	358	423	8	1,759
Receivables of variable interest entities, net	1,054	835	—	—	—	—	1,889
Receivables from affiliated companies	157	10	21	28	1	(134)	83
Notes receivable from affiliated companies	65	—	—	19	—	(43)	41
Inventory	1,536	1,341	745	167	586	—	4,375
Regulatory assets	685	626	1,022	53	113	(2)	2,497
Other	52	104	227	(1)	69	11	462
Total current assets	3,821	3,100	2,592	640	1,205	(160)	11,198
Property, Plant and Equipment
Cost	58,382	42,060	30,490	9,041	19,970	47	159,990
Accumulated depreciation and amortization	(19,090)	(15,930)	(7,650)	(2,489)	(6,848)	30	(51,977)
Net property, plant and equipment	39,292	26,130	22,840	6,552	13,122	77	108,013
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	4,199	4,555	2,064	405	1,040	660	12,923
Nuclear decommissioning trust funds	6,468	4,636	331	—	—	(1)	11,434
Operating lease right-of-use assets, net	98	348	277	6	37	—	766
Investments in equity method unconsolidated affiliates	—	—	1	—	—	27	28
Investment in consolidated subsidiaries	55	10	3	402	1	—	471
Other	1,126	724	465	59	323	(224)	2,473
Total other noncurrent assets	11,946	10,273	3,141	1,468	1,401	17,245	45,474
Total Assets	55,059	39,503	28,573	8,660	15,728	17,162	164,685
Segment reclassifications, intercompany balances and other	(277)	(101)	(24)	(449)	(2)	178	(675)
Reportable Segment Assets	$54,782	$39,402	$28,549	$8,211	$15,726	$17,340	$164,010
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,809	$749	$1,418	$229	$257	$3	$4,465
Accounts payable to affiliated companies	241	306	67	17	57	(160)	528
Notes payable to affiliated companies	—	611	466	104	10	(42)	1,149
Taxes accrued	628	395	62	279	169	41	1,574
Interest accrued	201	122	86	41	59	—	509
Current maturities of long-term debt	521	983	534	155	4	(8)	2,189
Asset retirement obligations	247	230	1	8	164	—	650
Regulatory liabilities	618	348	174	29	183	(1)	1,351
Other	542	427	341	63	183	29	1,585
Total current liabilities	4,807	4,171	3,149	925	1,086	(138)	14,000
Long-Term Debt	16,669	11,371	9,814	3,138	4,644	441	46,077
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,105	2,352	3,026	869	1,494	43	11,889
Asset retirement obligations	3,743	4,104	213	69	1,104	18	9,251
Regulatory liabilities	6,592	4,570	688	231	1,404	(25)	13,460
Operating lease liabilities	87	332	225	6	33	—	683
Accrued pension and other post-retirement benefit costs	24	141	92	66	82	(207)	198
Investment tax credits	317	144	241	5	186	—	893
Other	575	198	144	60	19	(14)	982
Total other noncurrent liabilities	15,443	11,841	4,629	1,306	4,322	(185)	37,356
Equity
Total Duke Energy Corporation stockholders' equity	17,840	11,970	10,981	3,273	5,526	15,942	65,532
Noncontrolling interests(c)	—	—	—	—	—	1,102	1,102
Equity	17,840	11,970	10,981	3,273	5,526	17,044	66,634
Total Liabilities and Equity	55,059	39,503	28,573	8,660	15,728	17,162	164,685
Segment reclassifications, intercompany balances and other	(277)	(101)	(24)	(449)	(2)	178	(675)
Reportable Segment Liabilities and Equity	$54,782	$39,402	$28,549	$8,211	$15,726	$17,340	$164,010
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$180	$590	$6	$(1)	$775
Operating Expenses
Cost of natural gas	42	143	—	—	185
Operation, maintenance and other	22	91	5	1	119
Depreciation and amortization	35	70	2	(1)	106
Property and other taxes	21	8	—	—	29
Total operating expenses	120	312	7	—	439
Operating Income (Loss)	60	278	(1)	(1)	336
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(51)	—	(51)
Other income and expenses, net	2	12	—	(2)	12
Total other income and expenses	2	12	(51)	(2)	(39)
Interest Expense	18	50	1	(2)	67
Income (Loss) Before Income Taxes	44	240	(53)	(1)	230
Income Tax Expense (Benefit)	7	46	(11)	—	42
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	(1)	—	(1)
Segment Income (Loss)	$37	$194	$(41)	$(1)	$189
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$640	$1,729	$21	$—	$2,390
Operating Expenses
Cost of natural gas	142	423	—	—	565
Operation, maintenance and other	109	355	13	1	478
Depreciation and amortization	131	261	8	—	400
Property and other taxes	94	55	—	—	149
Total operating expenses	476	1,094	21	1	1,592
Operating Income	164	635	—	(1)	798
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(48)	—	(48)
Other income and expenses, net	5	54	—	(1)	58
Total other income and expenses	5	54	(48)	(1)	10
Interest Expense	68	185	4	(1)	256
Income (Loss) Before Income Taxes	101	504	(52)	(1)	552
Income Tax Expense (Benefit)	18	94	(13)	—	99
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	(1)	—	(1)
Segment Income (Loss)	$83	$410	$(38)	$(1)	$454
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities and losses from the cancellation of the ACP pipeline.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$7	$2	$26	$(1)	$34
Receivables, net	89	368	—	—	457
Receivables from affiliated companies	—	92	121	(70)	143
Notes receivable from affiliated companies	10	—	—	(3)	7
Inventory	16	78	—	1	95
Regulatory assets	13	158	—	—	171
Other	20	12	4	(1)	35
Total current assets	155	710	151	(74)	942
Property, Plant and Equipment
Cost	4,877	12,780	73	—	17,730
Accumulated depreciation and amortization	(1,185)	(2,432)	(9)	—	(3,626)
Net property, plant and equipment	3,692	10,348	64	—	14,104
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	323	421	—	68	812
Operating lease right-of-use assets, net	1	4	—	(1)	4
Investments in equity method unconsolidated affiliates	—	—	181	5	186
Investment in consolidated subsidiaries	—	—	—	6	6
Other	21	268	17	2	308
Total other noncurrent assets	669	742	198	1,631	3,240
Total Assets	4,516	11,800	413	1,557	18,286
Segment reclassifications, intercompany balances and other	(10)	(93)	(120)	68	(155)
Reportable Segment Assets	$4,506	$11,707	$293	$1,625	$18,131
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$79	$237	$6	$1	$323
Accounts payable to affiliated companies	4	70	22	(71)	25
Notes payable to affiliated companies	59	739	—	(3)	795
Taxes accrued	73	84	(10)	1	148
Interest accrued	9	45	—	(1)	53
Current maturities of long-term debt	90	205	—	3	298
Regulatory liabilities	5	68	—	1	74
Other	4	76	2	(1)	81
Total current liabilities	323	1,524	20	(70)	1,797
Long-Term Debt	757	3,798	61	54	4,670
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	446	1,007	58	2	1,513
Asset retirement obligations	62	29	—	—	91
Regulatory liabilities	234	956	—	12	1,202
Operating lease liabilities	—	7	—	—	7
Accrued pension and other post-retirement benefit costs	23	7	—	—	30
Investment tax credits	—	1	—	—	1
Other	31	148	1	(1)	179
Total other noncurrent liabilities	796	2,155	59	13	3,023
Equity
Total Duke Energy Corporation stockholders' equity	2,633	4,323	265	1,560	8,781
Noncontrolling interests	—	—	8	—	8
Equity	2,633	4,323	273	1,560	8,789
Total Liabilities and Equity	4,516	11,800	413	1,557	18,286
Segment reclassifications, intercompany balances and other	(10)	(93)	(120)	68	(155)
Reportable Segment Liabilities and Equity	$4,506	$11,707	$293	$1,625	$18,131
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,142	18,602	2.9%	0.1%	88,166	85,107	3.6%	1.2%
Commercial	18,409	18,254	0.8%	(1.0%)	78,953	76,961	2.6%	2.0%
Industrial	11,264	11,238	0.2%	4.2%	47,111	47,673	(1.2%)	(0.2%)
Other Energy Sales	128	139	(7.9%)	n/a	523	570	(8.2%)	n/a
Unbilled Sales	852	1,258	(32.3%)	n/a	(168)	(1,261)	86.7%	n/a
Total Retail Sales	49,795	49,491	0.6%	0.6%	214,585	209,050	2.6%	1.2%
Wholesale and Other	10,513	10,348	1.6%		44,041	42,212	4.3%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	60,308	59,839	0.8%		258,626	251,262	2.9%

Average Number of Customers (Electric)
Residential	7,462,570	7,312,926	2.0%		7,409,924	7,252,831	2.2%
Commercial	1,043,964	1,040,029	0.4%		1,043,764	1,037,303	0.6%
Industrial	15,500	15,895	(2.5%)		15,653	16,098	(2.8%)
Other Energy Sales	23,427	23,968	(2.3%)		23,650	24,111	(1.9%)
Total Retail Customers	8,545,461	8,392,818	1.8%		8,492,991	8,330,343	2.0%
Wholesale and Other	52	50	4.0%		52	49	6.1%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,545,513	8,392,868	1.8%		8,493,043	8,330,392	2.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	7,457	8,560	(12.9%)		38,241	33,935	12.7%
Nuclear	18,605	18,796	(1.0%)		74,787	74,966	(0.2%)
Hydro	304	260	16.9%		2,008	1,916	4.8%
Natural Gas and Oil	22,856	19,657	16.3%		94,362	88,100	7.1%
Renewable Energy	713	591	20.6%		3,361	2,795	20.3%
Total Generation(d)	49,935	47,864	4.3%		212,759	201,712	5.5%
Purchased Power and Net Interchange(e)	13,296	14,724	(9.7%)		59,259	62,504	(5.2%)
Total Sources of Energy	63,231	62,588	1.0%		272,018	264,216	3.0%
Less: Line Loss and Other	2,923	2,749	6.3%		13,392	12,954	3.4%
Total GWh Sources	60,308	59,839	0.8%		258,626	251,262	2.9%

Owned Megawatt (MW) Capacity(c)
Summer					50,562	50,321
Winter					55,139	54,762
Nuclear Capacity Factor (%)(f)					95	96

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,319	6,290	0.5%		29,659	28,348	4.6%
Commercial	7,057	7,327	(3.7%)		30,446	29,816	2.1%
Industrial	4,792	4,675	2.5%		19,827	19,736	0.5%
Other Energy Sales	67	70	(4.3%)		268	279	(3.9%)
Unbilled Sales	582	546	6.6%		11	(331)	103.3%
Total Retail Sales	18,817	18,908	(0.5%)	(0.5%)	80,211	77,848	3.0%	1.3%
Wholesale and Other	2,559	2,360	8.4%		10,885	9,787	11.2%
Total Consolidated Electric Sales – Duke Energy Carolinas	21,376	21,268	0.5%		91,096	87,635	3.9%

Average Number of Customers
Residential	2,509,415	2,450,456	2.4%		2,487,959	2,428,460	2.5%
Commercial	401,623	401,216	0.1%		402,136	400,097	0.5%
Industrial	5,917	5,976	(1.0%)		5,946	6,047	(1.7%)
Other Energy Sales	10,910	11,164	(2.3%)		11,026	11,204	(1.6%)
Total Retail Customers	2,927,865	2,868,812	2.1%		2,907,067	2,845,808	2.2%
Wholesale and Other	26	25	4.0%		26	26	—%
Total Average Number of Customers – Duke Energy Carolinas	2,927,891	2,868,837	2.1%		2,907,093	2,845,834	2.2%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,652	2,557	(35.4%)		10,203	9,079	12.4%
Nuclear	11,400	10,712	6.4%		45,286	44,004	2.9%
Hydro	167	76	119.7%		1,140	918	24.2%
Natural Gas and Oil	6,523	5,284	23.4%		27,302	25,323	7.8%
Renewable Energy	48	75	(36.0%)		314	341	(7.9%)
Total Generation(d)	19,790	18,704	5.8%		84,245	79,665	5.7%
Purchased Power and Net Interchange(e)	2,603	3,478	(25.2%)		11,618	12,119	(4.1%)
Total Sources of Energy	22,393	22,182	1.0%		95,863	91,784	4.4%
Less: Line Loss and Other	1,017	914	11.3%		4,767	4,149	14.9%
Total GWh Sources	21,376	21,268	0.5%		91,096	87,635	3.9%

Owned MW Capacity(c)
Summer					19,698	19,691
Winter					20,773	20,735
Nuclear Capacity Factor (%)(f)					95	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,092	1,117	(2.2%)		2,691	2,576	4.5%
Cooling Degree Days	68	45	51.1%		1,724	1,440	19.7%

Variance from Normal
Heating Degree Days	(11.0%)	(9.3%)			(15.4%)	(19.0%)
Cooling Degree Days	53.6%	3.3%			9.6%	(7.6%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,972	3,890	2.1%		18,431	17,742	3.9%
Commercial	3,470	3,363	3.2%		15,232	14,717	3.5%
Industrial	2,226	2,285	(2.6%)		9,372	9,692	(3.3%)
Other Energy Sales	21	22	(4.5%)		85	86	(1.2%)
Unbilled Sales	582	438	32.9%		152	(346)	144%
Total Retail Sales	10,271	9,998	2.7%	3.1%	43,272	41,891	3.3%	1.6%
Wholesale and Other	6,307	6,216	1.5%		25,745	24,826	3.7%
Total Consolidated Electric Sales – Duke Energy Progress	16,578	16,214	2.2%		69,017	66,717	3.4%

Average Number of Customers
Residential	1,512,356	1,478,243	2.3%		1,499,792	1,464,921	2.4%
Commercial	248,094	247,632	0.2%		248,149	247,425	0.3%
Industrial	3,151	3,264	(3.5%)		3,197	3,290	(2.8%)
Other Energy Sales	2,418	2,469	(2.1%)		2,437	2,492	(2.2%)
Total Retail Customers	1,766,019	1,731,608	2.0%		1,753,575	1,718,128	2.1%
Wholesale and Other	8	8	—%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,766,027	1,731,616	2.0%		1,753,583	1,718,136	2.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,631	836	95.1%		7,644	5,226	46.3%
Nuclear	7,205	8,084	(10.9%)		29,501	30,962	(4.7%)
Hydro	57	80	(28.8%)		580	603	(3.8%)
Natural Gas and Oil	6,232	5,818	7.1%		23,924	22,886	4.5%
Renewable Energy	54	57	(5.3%)		229	260	(11.9%)
Total Generation(d)	15,179	14,875	2.0%		61,878	59,937	3.2%
Purchased Power and Net Interchange(e)	1,732	1,910	(9.3%)		9,346	9,291	0.6%
Total Sources of Energy	16,911	16,785	0.8%		71,224	69,228	2.9%
Less: Line Loss and Other	333	571	(41.7%)		2,207	2,511	(12.1%)
Total GWh Sources	16,578	16,214	2.2%		69,017	66,717	3.4%

Owned MW Capacity(c)
Summer					12,585	12,538
Winter					13,845	13,770
Nuclear Capacity Factor (%)(f)					93	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	919	962	(4.5%)		2,288	2,159	6.0%
Cooling Degree Days	89	55	61.8%		1,978	1,755	12.7%

Variance from Normal
Heating Degree Days	(16.4%)	(12.8%)			(20.5%)	(25.1%)
Cooling Degree Days	36.8%	(13.3%)			14.5%	2.8%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,949	4,654	6.3%		22,043	21,750	1.3%
Commercial	3,752	3,713	1.1%		15,773	15,655	0.8%
Industrial	754	836	(9.8%)		3,287	3,396	(3.2%)
Other Energy Sales	7	8	(12.5%)		29	31	(6.5%)
Unbilled Sales	(398)	(306)	(30.1%)		11	(49)	122.4%
Total Retail Sales	9,064	8,905	1.8%	(0.8%)	41,143	40,783	0.9%	0.7%
Wholesale and Other	658	424	55.2%		2,703	2,601	3.9%
Total Electric Sales – Duke Energy Florida	9,722	9,329	4.2%		43,846	43,384	1.1%

Average Number of Customers
Residential	1,803,424	1,769,252	1.9%		1,793,067	1,753,585	2.3%
Commercial	211,510	209,682	0.9%		211,118	209,179	0.9%
Industrial	1,635	1,742	(6.1%)		1,671	1,773	(5.8%)
Other Energy Sales	3,583	3,648	(1.8%)		3,607	3,676	(1.9%)
Total Retail Customers	2,020,152	1,984,324	1.8%		2,009,463	1,968,213	2.1%
Wholesale and Other	13	12	8.3%		13	10	30.0%
Total Average Number of Customers – Duke Energy Florida	2,020,165	1,984,336	1.8%		2,009,476	1,968,223	2.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	279	845	(67.0%)		3,262	3,829	(14.8%)
Natural Gas and Oil	8,784	7,729	13.6%		37,524	35,554	5.5%
Renewable Energy	605	453	33.6%		2,789	2,165	28.8%
Total Generation(d)	9,668	9,027	7.1%		43,575	41,548	4.9%
Purchased Power and Net Interchange(e)	369	610	(39.5%)		1,721	3,504	(50.9%)
Total Sources of Energy	10,037	9,637	4.2%		45,296	45,052	0.5%
Less: Line Loss and Other	315	308	2.3%		1,450	1,668	(13.1%)
Total GWh Sources	9,722	9,329	4.2%		43,846	43,384	1.1%

Owned MW Capacity(c)
Summer					10,895	10,697
Winter					12,542	12,303

Heating and Cooling Degree Days
Actual
Heating Degree Days	158	138	14.5%		452	316	43.0%
Cooling Degree Days	613	476	28.8%		3,705	3,680	0.7%

Variance from Normal
Heating Degree Days	(15.1%)	(27.7%)			(20.0%)	(44.8%)
Cooling Degree Days	23.2%	(2.3%)			13.8%	14.1%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,921	1,860	3.3%		8,985	8,598	4.5%
Commercial	2,181	2,134	2.2%		9,309	8,943	4.1%
Industrial	1,292	1,251	3.3%		5,218	5,425	(3.8%)
Other Energy Sales	20	23	(13.0%)		85	109	(22.0%)
Unbilled Sales	2	207	(99.0%)		(79)	(166)	52.4%
Total Retail Sales	5,416	5,475	(1.1%)	(0.7%)	23,518	22,909	2.7%	0.2%
Wholesale and Other	72	138	(47.8%)		464	398	16.6%
Total Electric Sales – Duke Energy Ohio	5,488	5,613	(2.2%)		23,982	23,307	2.9%

Average Number of Customers
Residential	835,840	827,321	1.0%		832,841	823,904	1.1%
Commercial	76,260	75,459	1.1%		76,038	74,957	1.4%
Industrial	2,171	2,270	(4.4%)		2,209	2,340	(5.6%)
Other Energy Sales	2,769	2,823	(1.9%)		2,787	2,834	(1.7%)
Total Retail Customers	917,040	907,873	1.0%		913,875	904,035	1.1%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	917,041	907,874	1.0%		913,876	904,036	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	368	468	(21.4%)		2,264	2,211	2.4%
Natural Gas and Oil	106	61	73.8%		371	192	93.2%
Total Generation(d)	474	529	(10.4%)		2,635	2,403	9.7%
Purchased Power and Net Interchange(e)	5,606	5,539	1.2%		23,681	23,010	2.9%
Total Sources of Energy	6,080	6,068	0.2%		26,316	25,413	3.6%
Less: Line Loss and Other	592	455	30.1%		2,334	2,106	10.8%
Total GWh Sources	5,488	5,613	(2.2%)		23,982	23,307	2.9%

Owned MW Capacity(c)
Summer					1,080	1,076
Winter					1,173	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,494	1,569	(4.8%)		4,020	4,103	(2.0%)
Cooling Degree Days	31	31	—%		1,378	1,021	35.0%

Variance from Normal
Heating Degree Days	(17.2%)	(13.2%)			(17.8%)	(15.9%)
Cooling Degree Days	28.6%	34.3%			20.1%	(9.4%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2024

	Three Months Ended December 31,				Years Ended December 31,
	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,981	1,909	3.8%		9,048	8,669	4.4%
Commercial	1,949	1,716	13.6%		8,193	7,829	4.6%
Industrial	2,200	2,192	0.4%		9,407	9,425	(0.2%)
Other Energy Sales	13	16	(18.8%)		56	65	(13.8%)
Unbilled Sales	84	373	(77.5%)		(263)	(369)	(28.7%)
Total Retail Sales	6,227	6,206	0.3%	0.2%	26,441	25,619	3.2%	1.8%
Wholesale and Other	917	1,209	(24.2%)		4,244	4,600	(7.7%)
Total Electric Sales – Duke Energy Indiana	7,144	7,415	(3.7%)		30,685	30,219	1.5%

Average Number of Customers
Residential	801,535	787,654	1.8%		796,265	781,961	1.8%
Commercial	106,477	106,040	0.4%		106,323	105,645	0.6%
Industrial	2,626	2,643	(0.6%)		2,630	2,648	(0.7%)
Other Energy Sales	3,747	3,863	(3.0%)		3,793	3,905	(2.9%)
Total Retail Customers	914,385	900,200	1.6%		909,011	894,159	1.7%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	914,389	900,204	1.6%		909,015	894,163	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,527	3,854	(8.5%)		14,868	13,590	9.4%
Hydro	80	104	(23.1%)		288	395	(27.1%)
Natural Gas and Oil	1,211	765	58.3%		5,241	4,145	26.4%
Renewable Energy	6	6	—%		29	29	—%
Total Generation(d)	4,824	4,729	2.0%		20,426	18,159	12.5%
Purchased Power and Net Interchange(e)	2,986	3,187	(6.3%)		12,893	14,580	(11.6%)
Total Sources of Energy	7,810	7,916	(1.3%)		33,319	32,739	1.8%
Less: Line Loss and Other	666	501	32.9%		2,634	2,520	4.5%
Total GWh Sources	7,144	7,415	(3.7%)		30,685	30,219	1.5%

Owned MW Capacity(c)
Summer					6,304	6,319
Winter					6,806	6,790

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,595	1,650	(3.3%)		4,290	4,429	(3.1%)
Cooling Degree Days	29	39	(25.6%)		1,267	1,078	17.5%

Variance from Normal
Heating Degree Days	(17.8%)	(15.4%)			(18.6%)	(15.7%)
Cooling Degree Days	35.4%	84.4%			20.1%	(4.2%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2024

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	% Inc. (Dec.)	2024	2023	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	163,029,361	142,826,255	14.1%	616,724,667	569,752,712	8.2%
Duke Energy Midwest LDC throughput (Mcf)	22,148,273	24,249,780	(8.7%)	77,923,033	79,548,620	(2.0%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,076,163	1,058,794	1.6%	1,072,819	1,055,478	1.6%
Commercial	107,668	107,116	0.5%	107,952	107,112	0.8%
Industrial	942	947	(0.5%)	942	953	(1.2%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,184,792	1,166,876	1.5%	1,181,732	1,163,562	1.6%

Average Number of Customers – Duke Energy Midwest
Residential	524,834	521,862	0.6%	522,774	518,707	0.8%
Commercial	34,764	34,856	(0.3%)	34,367	34,381	—%
Industrial	2,397	2,094	14.5%	2,257	1,832	23.2%
Other	117	116	0.9%	117	116	0.9%
Total Average Number of Gas Customers – Duke Energy Midwest	562,112	558,928	0.6%	559,515	555,036	0.8%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.